                                                                    EXHIBIT 10.5




                         ASSIGNMENT OF SOFTWARE LICENSE
                                   AGREEMENT


     This Assignment of Software License Agreement is entered into effective as of November 20, 1998 by and between Templar Corporation, a Delaware corporation ( "Templar"), with offices at 43 Deshon Avenue, Bronxville, New York 10708, and CyberSentry, Inc., a Delaware corporation, c/o Gerald Resnick, Esq., 420 East 64th Street, New York, New York 10021 ("CYBS").

          WHEREAS, Templar acquired for publication and distribution original computer programs from Learning Company Properties, Inc. (hereinafter "LCP") under a License Agreement, dated October 2,1998 (the "LCP License"); and

     WHEREAS, the LCP License includes specifically, each and every version of the CyberSentry program, together with the trademark, "CyberSentry;" and

     WHEREAS, Templar desires that CYBS publish and distribute Templar's programs and CYBS desires to publish and distribute the programs subject to and in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1.   DEFINITIONS.

     1.1 "Licensed Media" shall mean all computer-readable media now known or hereafter to become known including, without limitation, magnetic media storage devices, CD-ROM, CD-DVD and other optical disks, electronic downloading, on-line and any other human or machine readable medium.

     1.2 "Program" or "Programs" shall mean the source code, object code, including all data and/or resources therein, whether visual or numeric, of those one or more computer software programs of Templar which were licensed to Templar under the LCP License, and all related documentation.

     1.3  "Trademarks" shall mean the trademark "CyberSentry."

2.   ASSIGNMENT.

     2.1 Assignment. Templar hereby assigns to CYBS (the "Assignment") all of

Templar's right, title and interest in and to the LCP License, including without limitation, Templar's exclusive, worldwide, right and license to publish, use, distribute and sublicense the Programs incorporating the Trademarks throughout the world and in the Licensed Media, subject to CYBS hereby covenanting and agreeing to attorn to all of the terms and conditions of the TLC License and subject to the terms and conditions hereinafter set forth.

     2.2 Right to Modify the Software Programs. The rights assigned to CYBS herein shall include the right to modify the Programs (including the source code) in order to prepare derivative works and future versions of the Programs

     2.3 Upgrades and Maintenance. Templar shall be under no obligation to provide any upgrades to the Programs. Templar may provide software engineering support to CYBS through September 30, 1999, provided, however, CYBS shall pay to LCP $150,000, in consideration of the software engineering support under this
Section 2.3.

     2.4 Closing Deliveries. CYBS shall have received at or prior to the execution of this Agreement each of the following documents:

          (i) copies of all technical data, product literature and other documentation relating to the Programs, all in form and substance as provided to Templar by the Learning Company; and

          (ii) copies of all film, electronic files for all collateral materials, gold masters, source code and related documentation and materials relating to the Programs.

     2.5 Delivery of Masters. CYBS acknowledges receipt of all golden masters of the various versions of the Programs.

3. Purchase Price. In consideration of the Assignment granted hereunder, as soon as practicable after the date hereof, CYBS shall issue to Templar or its designee 3,000,000 shares of its Common Stock.


4.   REPRESENTATIONS AND WARRANTIES.

     4.1  Templar.   Templar hereby represents and warrants to CYBS that:

     (a) Templar has all right, title and interest in and to the Programs, including the sole and exclusive right to grant the Assignment, and such right, title and interest shall be valid throughout the Term;

     (b) the Programs do not infringe any copyright, trademark, trade secret or other proprietary and intellectual property rights of any other person; and

     (c) Templar has the requisite authority to enter into this Agreement and the granting of the Assignment and rights under this Agreement will not result in the violation of: (i) the organizational documents or Bylaws of Templar, (ii) any agreement, contract, lease, license, document or other commitment, written or oral, with respect to the Programs to which Templar is a party or may become bound, or (iii) any applicable law, rule, license or regulation.

     4.2  CYBS.   CYBS hereby represents and warrants to Templar that CYBS has the requisite authority to enter into this Agreement and the performance of its obligations under this Agreement will not result in the violation of: (i) the organizational documents or Bylaws of CYBS, (ii) any agreement, contract, lease, license, document or other commitment, written or oral, with respect to the Programs to which CYBS is a party or may become bound, or (iii) any applicable law, rule, license or regulation. All of the shares of Common Stock issued pursuant to Section 3 shall be duly authorized, validly issued and fully paid shares.

5.   ACKNOWLEDGMENTS.

     Templar hereby acknowledges and agrees that CYBS has full discretion with respect to the Programs pursuant to the Assignment set forth above including, but not limited to the Trademarks and that CYBS may charge for the use of the Programs or trademark. Templar and CYBS hereby agree that CYBS may transfer or sublicense the Programs and its rights under the LCP License.

6.   INDEMNITY.

     6.1  CYBS.   CYBS shall indemnify and hold Templar harmless from and
against all claims, suits, demands, actions and proceedings, judgments, penalties, damages, costs and expenses (including reasonable legal fees and costs), losses or liabilities of any kind ("Damages") which may arise or result from (a) the marketing or servicing by CYBS of the Programs, except for matters referred to in Section 6.2; and (b) from a material breach of any representation, warranty or agreement of CYBS. CYBS may in its sole discretion transfer, assign, mortgage, charge, or otherwise encumber or dispose of any of its rights under this Agreement .

     6.2 Templar. Templar shall indemnify and hold CYBS harmless from and against all Damages which may arise or result from (a) the Programs, or any part thereof, infringing the copyright, trademark, trade secret or other proprietary or intellectual property rights of any other person or entity; and (b) from a material breach of any representation, warranty or agreement of Templar.

     6.3 Litigation. With respect to any claims falling within the scope of the foregoing indemnifications:

     (a) each party agrees to notify the other promptly of and keep the other fully advised with respect to such claims and the progress of any suits in which the other party is not participating;

     (b) the indemnifying party shall have the right to defend any suit instituted against the indemnified party;

     (c) the indemnifying party shall have the right to participate, at its expense, in the defense of a claim or suit made or filed against the indemnified party; and

     (d) a party participating in or assuming the defense of a claim or suit against the other party shall not settle such claim or suit without the prior written approval of the other party, which approval will not be unreasonably withheld or delayed.

     6.4 Indemnification Limits. Neither party shall be required to make any indemnification payment pursuant to this Section 6 until such time as the total amount of all Damages that have been directly suffered or incurred by such party exceeds US $25,000.

7.   CONFIDENTIALITY.

     Neither party shall issue a press release relating to this Agreement without the prior written consent of the other party. The terms of this Agreement are confidential and shall not be disclosed to any other party without the written consent of the other party. Each party shall (and shall take such reasonable action to ensure that its employees) preserve in strict confidence any information obtained by the other party or its employees, concerning its business or any of its affiliates including, without limitation to, trade secrets and proprietary information, and agrees, except as expressly permitted herein, to refrain (and shall take such reasonable action to assure that its employees) from disclosing, during the term of this Agreement or at any time thereafter, any such information to any person or persons, or business organizations.

8.   NOTICES.

     Notices permitted or required under this Agreement shall be sent to the addresses set forth below and shall be sent by hand delivery, by telecopier followed with written confirmation sent by mail, by overnight courier or by registered or certified mail, return receipt requested. Notices shall be deemed to have been given on the date actually received if sent by hand delivery or overnight courier, on the date sent if sent by telecopier, or three (3) days after mailing if sent by registered or certified mail.


If to:
 CyberSentry, Inc.
c/o Gerald A. Resnick,Esq.
420 East 64th Street, E.PH.E
New York, New York 10021

Telephone:     (212) 832-6825
Facsimile:     (212) 980-9534

If to:
Templar Corporation
43 Deshon Avenue
Bronxville, New York 10708
Telephone 914-395-1351
Facsimile 914-779-8995



9.   DISPUTE RESOLUTION.

     9.1 Arbitration. Any dispute, controversy or claim arising out of or in connection with this Agreement shall be determined and settled by arbitration in New York, New York pursuant to the rules then in effect of the American Arbitration Association, and each party hereby consents to the jurisdiction thereof. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in a court having competent jurisdiction. The party submitting such dispute shall request the American Arbitration Association to: appoint an arbitrator who is knowledgeable in the microcomputer area and familiar with the data processing industry and who will follow substantive rules of the law; allow for the parties to request discovery pursuant to the rules then in effect under the Federal Rules of Civil Procedure for a period not to exceed sixty (60) days; require the testimony to be transcribed; and require the award to be accompanied by findings of fact and a statement of reasons for the decision. All costs and expenses, including attorney's fees, of all parties incurred in any dispute which is determined and/or settled by arbitration pursuant to this Section 13 shall be borne by the party determined to be liable in respect of such dispute; provided, however, that if complete liability is not assessed against any one party, the parties shall share the total costs in proportion to their respective amounts of liability so determined.

     9.2 Injunctive Relief. Notwithstanding Section 9.1, the parties hereto further agree that any breach of this Agreement is likely to result in irreparable injury to the other and each party agrees that the other shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction to enforce the specific performance of this Agreement by such party, or to enjoin such party from activities in violation of this Agreement.

10.  MISCELLANEOUS.

     10.1 Entire Agreement. This Agreement contains the entire understanding of the parties hereto relating to the Program, supersedes any prior written or oral agreement or understandings between the parties with respect to the Programs, and cannot be changed or terminated orally. This Agreement may be amended only by a writing signed by the parties hereto.

     10.2 Enforceability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement.

     10.3 Assignment. Except as set forth herein, neither this Agreement nor the rights or obligations hereunder may be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided however, that this Agreement may be assigned by either party to an Affiliate of such party, or upon the merger of the party or the sale of such party's business, all without the consent of the other party, upon providing notice to the other party.

     10.4 Independent Contractors. Templar and CYBS shall perform their duties pursuant to this Agreement as independent contractors. Nothing in this Agreement shall be construed to create a joint venture, partnership or other joint relationship between Templar and CYBS. Neither party shall have the ability to incur any obligation on behalf of the other party.

     10.5 Successors. All rights and obligations arising out of this Agreement shall enure to the benefit of, and be binding on and enforceable by the parties and their respective successors and permitted assigns.

     10.6 Governing Law. This Agreement and its validity, construction and performance shall be governed in all respects by the internal laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed under seal as of the date first set forth above.


CyberSentry,Inc.


By:     /s/ Gerald A. Resnick
   ------------------------------------
      Gerald A. Resnick, President


Templar Corporation


By:        /s/ Frank Kristan
   -----------------------------------
        Frank Kristan, President